        As filed with the Securities and Exchange Commission on October 30, 1997
                                                 Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 -------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 -------------------

                                     YAHOO! INC.
                (Exact name of Registrant as specified in its charter)

         CALIFORNIA                                   77-0398689
 (State of Incorporation)              (I.R.S. Employer Identification No.)

                          3400 CENTRAL EXPRESSWAY, SUITE 201
                                SANTA CLARA, CA  95051
                       (Address of principal executive offices)

                                 -------------------

                             YAHOO! INC. 1995 STOCK PLAN
                      FOUR11 CORPORATION 1995 STOCK OPTION PLAN
                               (Full title of the Plan)

                                 -------------------

                                    TIMOTHY KOOGLE
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          3400 CENTRAL EXPRESSWAY, SUITE 201
                                SANTA CLARA, CA  95051
                                     408-731-3300
 (Name, address and telephone number, including area code, of agent for service)

                                 -------------------
                                       Copy to:

                                    James L. Brock
                                   John H. Sellers
                                  Venture Law Group
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (415) 854-4488

      -------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
      -------------------------------------------------------------------------



                                                                         Proposed             Proposed
                                                        Maximum           Maximum             Maximum            Amount of
                                                    Amount to be      Offering Price          Aggregate         Registration
    Title of Securities to be Registered             Registered          Per Share        Offering Price             Fee
-----------------------------------------------------------------------------------------------------------------------------

YAHOO! INC. 1995 STOCK PLAN
Common Stock,
$0.00067 par value. . . . . . . . . . . . .     6,767,515 Shares (1)     $40.44 (2)    $273,678,306.60 (2)   $82,932.83 (2)

Common Stock,
$0.00067 par value. . . . . . . . . . . . .       732,485 Shares (1)     $41.74 (3)     $30,573,923.90 (3)    $9,264.83 (3)

FOUR11 CORPORATION 1995 STOCK OPTION
PLAN (4)
Common Stock,
$.00067 par value. . . . . . . . . . . . .           132,222 Shares       $0.92 (3)        $121,644.24 (3)       $36.87 (3)

        TOTAL                                      7,632,222 Shares                       $304,373,874.74       $92,234.53



--------------------------
(1) Registrant is registering an aggregate of 7,500,000 shares under its 1995 Stock Plan pursuant to this Registration Statement. This aggregate number represents an increase in the shares reserved for issuance under Registrant's 1995 Stock Plan, which increase was approved by Registrant's shareholders at a meeting held on April 30, 1997. Of the 7,500,000 shares covered by this increase, as of October 27, 1997, 732,485 shares are subject to outstanding options.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 28, 1997.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the weighted average per share exercise price of outstanding options under the referenced Plan, the shares issuable under which are registered hereby.

(4) Pursuant to the Agreement and Plan of Reorganization dated as of October 7, 1997, among Registrant, ST Acquisition Corporation and Four11 Corporation ("FOUR11"), Registrant assumed, effective as of October 20, 1997, all of the outstanding options to purchase Common Stock of Four11 under the Four11 1995 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Commission are incorporated by reference:

         1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-26822).

         2. Registrant's definitive Proxy Statement dated March 25, 1997, filed in connection with the Registrant's April 30, 1997 Annual Meeting of Shareholders.

         3. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997 (File
No. 0-26822).

         4. Registrant's Current Reports on Form 8-K, filed with the Commission on August 4, 1997, October 14, 1997 (as amended October 30, 1997) (File No. 0-26822).

         5. The description of Registrant's Common Stock set forth in Registrant's Registration Statement on Form 8-A, filed with the Commission on March 12, 1996 (File No. 0-026822).

         6. Registrant's Registration Statement on Form S-8, filed on April 17, 1997 (File No. 333-3694).

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Certain legal matters with respect to the shares will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California. As of the date of this filing, certain attorneys of Venture Law Group beneficially own an aggregate of 3,187 shares of Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.. Article VII of Registrant's Articles of Incorporation and
Article VI of Registrant's Bylaws provide for indemnification of Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. Registrant has also entered into agreements with its directors and officers that will require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit
         Number
         ------

         4.1* Yahoo! Inc. 1995 Stock Plan, as amended

         4.2 Four11 Corporation 1995 Stock Option Plan and form of Immediately Exercisable Incentive Stock-Option Agreement thereunder.

         5.1  Opinion of Venture Law Group, a Professional Corporation.

         23.1 Consent of Venture Law Group, a Professional Corporation.

         23.2 Consent of Price Waterhouse LLP, Independent Accountants.

         23.3 Consent of Price Waterhouse LLP, Independent Accountants.

         24.1 Powers of Attorney.

-----------------------
* Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 31, 1997 (File No. 0-26822).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 29, 1997.


                             YAHOO! INC.


                             By:  /s/ TIMOTHY KOOGLE
                                  -------------------------------------
                                  Timothy Koogle
                                  President and Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Koogle and Gary Valenzuela, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                   Title                         Date
         ---------                   -----                         ----

/s/ TIMOTHY KOOGLE    President, Chief Executive Officer and    October 29, 1997
------------------    Director (Principal Executive Officer)
Timothy Koogle

/s/ GARY VALENZUELA   Senior Vice President, Finance and        October 29, 1997
------------------    Administration, and Chief Financial
Gary Valenzuela       Officer (Principal Financial Officer)


/s/JAMES J. NELSON    Vice President, Finance (Principal        October 29, 1997
------------------    Accounting Officer)
James J. Nelson

/s/ERIC HIPPEAU       Director                                  October 28, 1997
------------------
Eric Hippeau

/s/ARTHUR H. KERN     Director                                  October 28, 1997
------------------
Arthur H. Kern

/s/MICHAEL MORITZ     Director                                  October 28, 1997
-----------------
Michael Moritz

/s/JERRY YANG         Director                                  October 28, 1997
-----------------
Jerry Yang

                                  INDEX TO EXHIBITS


    Exhibit
    Number
    ------

     4.1*     Yahoo! Inc. 1995 Stock Plan, as amended


     4.2      Four11 Corporation 1995 Stock Option Plan.


     5.1      Opinion of Venture Law Group, a Professional Corporation


    23.1      Consent of Venture Law Group, a Professional Corporation

              (included in Exhibit 5.1).

    23.2      Consent of Price Waterhouse LLP, Independent Accountants.


    23.3      Consent of Price Waterhouse LLP, Independent Accountants.


    24.1      Powers of Attorney.  (See page II-4.)



-----------------
* Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 31, 1997.